UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 17, 2010 (February 15, 2010)

ERHC ENERGY INC.
(Exact name of registrant as specified in its charter)

Colorado	000-1-7325	88-0218499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5444 Westheimer Road, Suite 1440, Houston, Texas		77056
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code		(713) 626-4700

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 8.01. OTHER EVENTS.

Press Release dated February 16, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERHC ENERGY INC.

Dated :February 17, 2010	By:	/s/ Peter Ntephe
		Name:	Peter Ntephe
		Title:	Chief Operating Officer and Acting Chief Executive Officer

ERHC Energy Inc. Announces Block Awards in São Tomé & Príncipe Exclusive Economic Zone

HOUSTON, February 16, 2010 – ERHC Energy Inc. (OTCBB:ERHE), a publicly traded American company with oil and gas assets in the highly prospective Gulf of Guinea off the coast of West Africa, today announced that the National Petroleum Agency of São Tomé & Príncipe (ANP-STP) on behalf of the Government of São Tomé and Principe has confirmed the award to ERHC of 100 percent working interests in Blocks 4 and 11 of the São Tomé & Príncipe Exclusive Economic Zone (EEZ). The confirmation follows ERHC’s exercise of rights arising from prior agreements between ERHC and São Tomé & Príncipe.

The ANP-STP has indicated that it expects to invite ERHC to negotiate Production Sharing Contracts (PSCs) on the two Blocks in due course.

The São Tomé & Príncipe EEZ encompasses an area of approximately 160,000 square kilometers south and east of the Nigeria/São Tomé & Príncipe Joint Development Zone and surrounding the volcanic islands of Príncipe and São Tomé. Block 4 is situated directly east of the island of Principe. Block 11 is directly east of the island of Sao Tome. A map of EEZ block delineations is available on the Company’s website at www.erhc.com/EEZ-Blocks.

“We have a special corporate bond with the government and the people of São Tomé & Príncipe and we look forward to the successful negotiation of PSCs in order to take our mutual interests to the next level,” said ERHC Chief Operating Officer Peter Ntephe.

ERHC was among the first companies to identify the possibility of significant oil and/or natural gas reserves offshore of São Tomé & Príncipe and has been active in the area since 1997. In addition to the two Blocks already awarded, ERHC has rights to acquire up to a 15 percent paid working interest in two additional blocks of its choice in the EEZ. The ANP-STP has informed the Company that selection of these other blocks will take place at a later date to be determined.

About ERHC Energy

ERHC Energy Inc. is a Houston-based independent oil and gas company focused on growth through high impact exploration in the highly prospective Gulf of Guinea and the development of undeveloped and marginal oil and gas fields. ERHC is committed to creating and delivering significant value for its shareholders, investors and employees, and to sustainable and profitable growth through risk balanced smart exploration, cost efficient development and high margin production. For more information, visit www.erhc.com.